Calculation of Filing Fee Tables
S-8
LIGAND PHARMACEUTICALS INC
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.001 par value per share	Other	600,000	$ 298.63	$ 179,178,000.00	0.0001381	$ 24,745.00
Total Offering Amounts:						$ 179,178,000.00		$ 24,745.00
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 24,745.00
Offering Note
[1]	(1) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of Common Stock, par value $0.001 ("Common Stock"), of Ligand Pharmaceuticals Incorporated (the "Registrant") that become issuable under the Registrant's Ligand Pharmaceuticals Incorporated 2002 Stock Incentive Plan, as amended and restated (the "Plan") by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock. (2) Represents 600,000 shares of Common Stock authorized for future issuance under the Plan. (3) Estimated in accordance with Rule 457(c) and Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The maximum price per share and maximum aggregate offering price are based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq Global Market on July 16, 2026, which date is within five business days prior to filing this Registration Statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources